Exhibit 99.A

If you do not want to sell Fund interests at this time, please disregard this notice. This letter and attached information are simply notification of the Fund’s tender offer.

March 27, 2012

Dear Investor:

We are writing to inform you of important dates relating to a tender offer by Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Fund”). If you are not interested in redeeming your limited liability company interest in the Fund (“Interest”) at this time, please disregard this notice.

Tender offer information

The tender offer period will begin on March 27, 2012 and will end at 12:00 midnight, Eastern Time, on April 26, 2012 (the “Expiration Date”). The purpose of the tender offer is to provide liquidity to Investors who hold Interests in the Fund. Interests may be redeemed only by tendering them during one of the Fund’s announced tender offers.

Should you wish to tender your Interest or a portion of your Interest, please complete and return the enclosed Letter of Transmittal either (i) by mail to Grosvenor Funds, c/o BNY Mellon Alternative Investment Services, 400 Bellevue Parkway, 19C-0204, Wilmington, DE 19809, (ii) by e-mail to grosvenordeinvservices@bnymellon.com (please include the words “Grosvenor Fund Tender Documents” in the subject line), or (iii) by fax to (302) 791-2790. If you do not wish to sell your Interests, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO SELL ANY PORTION OF YOUR INTEREST AT THIS TIME.

All requests to tender Interests must be received by the Fund in good order by the Expiration Date.

To learn more

If you would like to learn more about the tender offer, please refer to the attached Offer to Purchase document, which contains additional information. If you have any questions regarding the tender offer or the Fund in general, please contact the Fund at (866) 211-4521.

IMPORTANT INFORMATION

Effective March 31, 2012, Mr. Brian A. Wolf will no longer serve as a member of the Investment Committee. The Investment Committee will continue to operate with the following three current members: Mr. David S. Richter (Chair), Mr. David B. Small and Mr. Bradley H. Meyers. The Investment Committee makes decisions by majority vote; however, Mr. Michael J. Sacks, Grosvenor’s Chief Executive Officer, has a veto right over all decisions made by the Investment Committee. The Investment Committee’s role is not changing in any respect as a result of this change.

Effective April 1, 2012, the Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser will, subject to possible reimbursement by the Fund as described below, waive fees or pay or absorb expenses of the Fund (including the Fund’s share of the ordinary operating expenses of the Master

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500

Fund and any indemnification expenses of the Master Fund as described herein under “Investment Advisory Agreement and Management Agreement”, but excluding any fees, expenses and incentive allocations of the Investment Funds), to the extent necessary to limit the ordinary operating expenses of the Fund (including the Fund’s share of the ordinary operating expenses of the Master Fund, but excluding taxes, interest and related costs of borrowing, brokerage commissions and any extraordinary expenses of the Fund and the Master Fund) to 2.02% per annum of the Fund’s average monthly net assets (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund will carry forward the amount of fees waived and expenses paid or absorbed by the Adviser in excess of the Expense Limitation, for a period not to exceed three years from the end of the fiscal year in which the fee was waived or the expense was paid or absorbed, and will reimburse the Adviser such amounts. The Adviser and the Fund’s prior adviser may share equally certain reimbursements relating to expenses incurred prior to April 1, 2011. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund’s annualized ordinary operating expenses to exceed the Expense Limitation in effect at the time that the fee was waived or the expense was paid or absorbed. The Expense Limitation Agreement will remain in effect until March 31, 2013 and will automatically terminate unless renewed by the Adviser.

Sincerely,

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500

If you do not want to sell Fund interests at this time, please disregard this notice. This letter and attached information are simply notification of the Fund’s tender offer.

March 27, 2012

Dear Investor:

We are writing to inform you of important dates relating to a tender offer by Grosvenor Registered Multi-Strategy Fund (TI 1), LLC (the “Fund”). If you are not interested in redeeming your limited liability company interest in the Fund (“Interest”) at this time, please disregard this notice.

Tender offer information

The tender offer period will begin on March 27, 2012 and will end at 12:00 midnight, Eastern Time, on April 26, 2012 (the “Expiration Date”). The purpose of the tender offer is to provide liquidity to Investors who hold Interests in the Fund. Interests may be redeemed only by tendering them during one of the Fund’s announced tender offers.

Should you wish to tender your Interest or a portion of your Interest for repurchase by the Fund during this Offer period, please contact your Portfolio Manager or registered representative, as applicable (each, a “Portfolio Manager/Financial Adviser”), who will enter the order and provide you with a customized Tender Offer Form for your account. Included with this Offer material is a sample Tender Offer Form which is for reference only. The Tender Offer Form generated for your account will need to be signed and returned to your Portfolio Manager/Financial Adviser. Upon receiving signed documentation, your Portfolio Manager/Financial Adviser will submit the form for processing. Your Portfolio Manager/Financial Adviser must submit the form by midnight, Eastern Standard Time, on April 26, 2012. The Fund recommends that all signed documents be submitted to an Investor’s Portfolio Manager/Financial Adviser by certified mail, return receipt requested. If you do not wish to sell your Interests, simply disregard this notice. NO ACTION IS REQUIRED IF YOU DO NOT WISH TO SELL ANY PORTION OF YOUR INTEREST AT THIS TIME.

All requests to tender Interests must be received by the Fund in good order by the Expiration Date.

To learn more

If you would like to learn more about the tender offer, please refer to the attached Offer to Purchase document, which contains additional information. If you have any questions regarding the tender offer or the Fund in general, please contact your Portfolio Manager/Financial Adviser at 1-866-MER-ALTS.

IMPORTANT INFORMATION

Effective March 31, 2012, Mr. Brian A. Wolf will no longer serve as a member of the Investment Committee. The Investment Committee will continue to operate with the following three current members: Mr. David S. Richter (Chair), Mr. David B. Small and Mr. Bradley H. Meyers. The Investment Committee makes decisions by majority vote; however, Mr. Michael J. Sacks, Grosvenor’s Chief Executive Officer, has a veto right over all decisions made by the Investment Committee. The Investment Committee’s role is not changing in any respect as a result of this change.

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500

Effective April 1, 2012, the Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser will, subject to possible reimbursement by the Fund as described below, waive fees or pay or absorb expenses of the Fund (including the Fund’s share of the ordinary operating expenses of the Master Fund and any indemnification expenses of the Master Fund as described herein under “Investment Advisory Agreement and Management Agreement”, but excluding any fees, expenses and incentive allocations of the Investment Funds), to the extent necessary to limit the ordinary operating expenses of the Fund (including the Fund’s share of the ordinary operating expenses of the Master Fund, but excluding taxes, interest and related costs of borrowing, brokerage commissions and any extraordinary expenses of the Fund and the Master Fund) to 2.02% per annum of the Fund’s average monthly net assets (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund will carry forward the amount of fees waived and expenses paid or absorbed by the Adviser in excess of the Expense Limitation, for a period not to exceed three years from the end of the fiscal year in which the fee was waived or the expense was paid or absorbed, and will reimburse the Adviser such amounts. The Adviser and the Fund’s prior adviser may share equally certain reimbursements relating to expenses incurred prior to April 1, 2011. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund’s annualized ordinary operating expenses to exceed the Expense Limitation in effect at the time that the fee was waived or the expense was paid or absorbed. The Expense Limitation Agreement will remain in effect until March 31, 2013 and will automatically terminate unless renewed by the Adviser.

Sincerely,

900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500